UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                                       [X]
Filed by a Party other than the Registrant                    [ ]

Check the appropriate box:
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[ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
       RULE 14A-6(E)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12


                        FIRST INVESTORS LIFE SERIES FUNDS

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    previously.  Identify the previous filing by registration  statement number,
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                    FIRST INVESTORS MANAGEMENT COMPANY, INC.
                                 95 WALL STREET
                            NEW YORK, NEW YORK 10005
                   ------------------------------------------


                                                                    June 9, 2006
Dear Contract or Policy Owner:


We are pleased to enclose the Proxy Statement for the meeting of shareholders of the First Investors Life Series International Securities Fund, a series of the First Investors Life Series Funds (the "Fund"), to be held on June 26, 2006.

The purpose of the meeting is to obtain the approval of shareholders for a proposal to enter into a subadvisory agreement with Vontobel Asset Management, Inc. ("Vontobel") under which it will become the new subadviser of the Fund.

THE BOARD OF THE FUND HAS UNANIMOUSLY APPROVED THE PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS APPROVE IT AS WELL. THERE WILL BE NO INCREASE IN THE ADVISORY FEE PAID BY THE FUND. VONTOBEL'S SUBADVISORY FEE WILL BE PAID BY FIRST INVESTORS MANAGEMENT COMPANY, INC., AND NOT BY THE FUND.

Vontobel is a well-regarded investment management firm with extensive experience in investing in international equities. As of April 30, 2006, Vontobel held investment management authority with respect to approximately $4.5 billion in assets. Of that amount, Vontobel acted as investment adviser or subadviser to registered investment companies with net assets of approximately $520 million.

If the agreement with Vontobel is approved by shareholders, Vontobel will make some changes that we believe will be beneficial to shareholders. These changes (which are discussed in the enclosed materials) include investing a greater percentage of the Fund's assets outside the U.S. and investing more assets in emerging markets and smaller companies.

Please read the enclosed materials carefully and vote your shares today by signing and returning the enclosed proxy card. By doing so, you will help the Fund avoid the costs of additional mailings.

Sincerely,


/s/ Kathryn S. Head
--------------------------
Kathryn S. Head
President of the First Investors Life Series Funds

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            FIRST INVESTORS LIFE SERIES INTERNATIONAL SECURITIES FUND
                 (A SERIES OF FIRST INVESTORS LIFE SERIES FUNDS)

                           FIRST INVESTORS CORPORATION
                                 95 WALL STREET
                            NEW YORK, NEW YORK 10005
                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS

                                  JUNE 26, 2006



     This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of the First Investors Life Series International Securities Fund, a series of First Investors Life Series Funds ("Trust"), in connection with the solicitation of proxies made by, and on behalf of, the Trust's Board of Trustees ("Board") to be used at the Special Meeting of Shareholders to be held on June 26, 2006 at the principal executive office of the Trust, 95 Wall Street, New York, New York 10005 at 10:00 a.m. Eastern Time. The First Investors Life Series International Securities Fund may be referred to as the "Fund" and the Special Meeting and any adjournments thereof are referred to collectively as the "Meeting." This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about June 9, 2006.


     This Proxy Statement and the accompanying proxy card are being furnished to persons who have invested in the First Investors Life Series International Securities Fund through variable annuity contracts and variable life policies issued by First Investors Life Insurance Company ("FIL"). Although FIL is the sole shareholder of the Fund, it will vote shares that are attributable to variable annuity contracts or variable life policies in accordance with the votes received from the contract owners and policy holders. FIL will vote shares attributable to contract owners or policy holders who do not vote in the same proportion that it votes shares attributable to those who do vote. Since contract owners and policy holders essentially are entitled to vote through FIL, we will refer to them hereinafter simply as "shareholders."

     The presence, in person or by proxy, of Fund shareholders entitled to cast one-third of all outstanding shares entitled to vote at the Meeting will constitute a quorum. In the absence of a quorum or in the event that a quorum is present at the Meeting but votes sufficient to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any lesser number shall be sufficient for an adjournment. Any adjourned session may be held within a reasonable time without further notice. The persons named as proxies will vote those proxies that they are entitled to vote "FOR" the proposal in favor of such an adjournment and will vote those proxies required to be voted "AGAINST" the proposal against such adjournment.


     Shareholders of record as of the close of business on May 25, 2006 ("Record Date") are entitled to vote at the Meeting. On the Record Date, the First Investors Life Series International Securities Fund had 5,383,331.804 shares issued and outstanding.


     All properly executed and unrevoked proxies received in time for the Meeting will be voted as instructed by shareholders. Approval of the proposal requires the affirmative vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 (the "1940 Act"). This means the affirmative vote of the lesser of (1) more than 50% of the outstanding voting securities of the Fund or (2) 67% or more of the voting securities of the Fund present at that meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy at the Meeting. The shares of the Fund will be counted using dollar-based voting. This means that each share of the Fund will represent the number of votes equal to that share's net asset value on the Record Date.

     If you execute your proxy but give no voting instructions, your shares that are represented by proxies will be voted "FOR" the Proposed Agreement and "FOR" or "AGAINST" any other business that may properly arise at the Meeting, in the proxies' discretion. Any person giving a proxy has the power to revoke it at any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Trust ("Secretary"). To be effective, such revocation must be received by the Secretary prior to the Meeting and must indicate the shareholder's name and account number. In addition, although mere attendance at the Meeting will not revoke a proxy, a shareholder present at the Meeting may withdraw his or her proxy by voting in person.


     Except as set forth in Appendix A, as of the Record Date, the Fund does not know of any person who owns beneficially or of record more than 5% of the shares of the Fund. As of that same date, the Board, as a group, owned less than 1% of the Fund's outstanding shares.



     The solicitation of proxies, the cost of which will be borne by the Fund, will be made by mail. The Fund's officers, and those employees of First
Investors Management Company, Inc. ("FIMCO") who assist in the proxy solicitation, will not receive any additional or special compensation for any such efforts. The Fund will request broker-dealer firms, custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the shares held of record by such persons. The Fund may reimburse such broker-dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation.

     COPIES OF THE FUND'S MOST RECENT PROSPECTUS DATED MAY 1, 2006 AND ANNUAL AND SEMI-ANNUAL REPORTS, INCLUDING FINANCIAL STATEMENTS, HAVE PREVIOUSLY BEEN DELIVERED TO SHAREHOLDERS. SHAREHOLDERS MAY REQUEST COPIES OF THE FUND'S ANNUAL AND SEMI-ANNUAL REPORTS, WITHOUT CHARGE, BY WRITING ADMINISTRATIVE DATA MANAGEMENT CORP., RARITAN PLAZA 1, NJ 08837, OR BY CALLING 1-800-423-4026.

                                  INTRODUCTION

     On May 18, 2006, the Board approved, subject to shareholder approval, a Subadvisory Agreement ("Proposed Agreement") among the Trust, FIMCO, and Vontobel Asset Management, Inc. ("Vontobel"). Subject to shareholder approval, Vontobel will replace the Fund's current subadviser, Wellington Management Company, LLP ("Wellington"). Under the Proposed Agreement, Vontobel will assume responsibility for the day-to-day management of the investments of the Fund. FIMCO, and not the Fund, will pay Vontobel for its services. FIMCO will also oversee and supervise Vontobel's activities as subadviser and will evaluate its performance.


     Vontobel is a wholly-owned and controlled subsidiary of Vontobel Holding AG, a Swiss bank holding company, having its registered offices in Zurich, Switzerland. Vontobel is a registered investment adviser under the Investment Advisers Act of 1940 that provides investment services to investment companies, private investment partnerships, pension and profit sharing plans, high net worth individuals, and other institutions. Vontobel manages approximately $4.5 billion and has extensive experience in managing accounts investing in international equities.

     If shareholders approve the Proposed Agreement with Vontobel, Vontobel will invest a greater percentage of the Fund's assets in the securities of foreign companies. The Fund currently invests up to 35% of its assets in U.S. companies. Vontobel plans to invest all or substantially all of the Fund's total assets outside of the U.S. Vontobel also plans to invest to a greater degree in the securities of small and mid-size foreign companies and in emerging markets. The Fund currently invests primarily in large and medium-size companies the securities of which are traded in larger or more established markets. Vontobel will also invest the Fund's assets in fewer securities. Vontobel generally will hold 40 to 60 securities in various business sectors. Vontobel may also invest the Fund's assets in futures contracts on foreign securities and foreign currencies to hedge positions or to gain exposure to particular markets.

     FIMCO proposed retaining Vontobel to become the Fund's subadviser because FIMCO believes that Vontobel's investment style will provide the potential for better investment returns for the shareholders of the Fund over the long-term or at least returns that are more consistent with those of other international funds. FIMCO also believes that the change will enable shareholders of the Fund to have better control over the percentage of their assets that is invested in foreign securities and foreign markets. Of course, the Fund's operating expenses are expected to increase since the costs of investing outside the U.S. (including brokerage and custody fees) are generally higher than the costs of investing in the U.S. Moreover, there is no assurance that Vontobel's approach will lead to better returns.

     The principal risks that are associated with investing in foreign securities, foreign markets, emerging markets and small and mid-size companies are already disclosed in the Fund's prospectus. These risks will be more accentuated under Vontobel's management. Because the Fund will generally invest in only 40 to 60 stocks, the Fund's investment return may fluctuate more than that of a more broadly diversified fund. In fact, the Fund's return could be materially impacted by the change in value of a single security held by the Fund. Finally, investing in futures contracts on foreign securities and foreign currencies requires special expertise and involves additional expense. If such investments do not work as expected, they can accentuate investment losses and impose additional costs for the Fund.

     THE BOARD RECOMMENDS THAT THE FUND'S SHAREHOLDERS APPROVE THE PROPOSED AGREEMENT WITH VONTOBEL. IF SHAREHOLDERS APPROVE THE PROPOSED AGREEMENT WITH VONTOBEL, THE CURRENT AGREEMENT WITH WELLINGTON WILL BE TERMINATED.


     PROPOSAL 1: TO APPROVE OR DISAPPROVE A SUBADVISORY AGREEMENT AMONG THE TRUST, FIMCO AND VONTOBEL.

     FIMCO proposed to the Board, and the Board approved at its meeting on May 18, 2006, the Proposed Agreement among the Trust, FIMCO and Vontobel.

VONTOBEL ASSET MANAGEMENT, INC.

     The principal office of Vontobel is located at 450 Park Avenue, New York, NY 10022. Further information regarding Vontobel is set forth in Appendix B.

PROPOSED SUBADVISORY AGREEMENT

     Under the Proposed Agreement, Vontobel would be responsible, subject to the supervision of the Board and FIMCO, for the investment management of the assets of the Fund, including the selection of the Fund's investments and the broker-dealers that will execute transactions for the Fund. The Proposed Agreement recognizes that Vontobel, under certain circumstances, may direct brokerage to broker-dealers who charge higher commissions if in its judgment the commissions are reasonable in relation to the value of the research, analysis, advice or similar services provided by such broker-dealer. The Proposed Agreement also provides that Vontobel will maintain certain books and records required to be maintained by it pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions that Vontobel effects on behalf of the Fund, and will furnish the Board and FIMCO with such periodic and special reports as the Board or FIMCO may reasonably request.

     The Proposed Agreement provides that Vontobel will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, its shareholders, the Trust or FIMCO in connection with the matters to which the Subadvisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Vontobel in the performance of its duties or from reckless disregard by it of its obligations and duties under the Agreement. A form of Proposed Agreement is set forth in Appendix C. The following discussion is qualified in its entirety by reference to the Proposed Agreement in Appendix C.

     The Proposed Agreement provides that the Fund, by the vote of a majority of the Board or a majority of its outstanding voting securities, may terminate the agreement, without penalty, on not more than 60 days' nor less than 30 days' written notice to Vontobel and Vontobel may terminate the Proposed Agreement, without penalty, on not more than 60 days' nor less than 30 days' written notice to FIMCO. In addition, the Proposed Agreement is automatically terminable upon assignment.

     Under the Proposed Agreement, for the services performed and the expenses assumed, Vontobel would receive a subadvisory fee from FIMCO (and not from the Fund), computed in the following manner. The daily net assets of the Fund will be computed and aggregated with any assets that are managed by Vontobel for the First Investors International Fund, a series of the First Investors Equity Funds. An aggregate fee shall then be computed on the sum as if the Fund and the First Investors International Fund were combined using the following schedule:
0.50% of the first $100 million; 0.35% of the next $100 million; 0.30% of the next $800 million; and 0.25% of the balance over $1 billion. The fee payable under the Proposed Agreement shall then be computed by multiplying the aggregate fee by the ratio of the net assets of the Fund to the sum of the net assets of the Fund and the First Investors International Fund.

     Vontobel  also  serves  as  investment   adviser  of  the  Phoenix  Foreign
Opportunities Fund, a U.S. registered investment company; the Penn Series International Equity Fund, an underlying investment option for variable annuity and variable life insurance contracts offered by The Penn Mutual Life Insurance Company and its subsidiary, The Penn Insurance and Annuity Company; and the Vontobel Global Value Equity (ex US) Fund, a Luxembourg investment fund. The total net assets and fee schedules for these clients are set forth in the chart below.


                          TOTAL NET ASSETS
NAME                      AS OF 3/31/06       FEE SCHEDULE
----                      -----------------   ------------

Phoenix Foreign           $144,561,555        80  basis   points  on  the  first
Opportunities Fund                            $50 million; 42.5 basis points
                                              above $50 million

Penn Series               $226,332,265        50 basis points with no break
International Equity                           points
Fund

Vontobel Global Value     $190,533,149        55  basis  points  on  the  first
Equity (ex US) Fund                           $100 million; 50 basis points on
                                              $100 - $250 million; 45 basis
                                              points on $250 - $500 million;
                                              40 basis points on $500 million -
                                              $1 billion; and 35 basis points
                                              above $1 billion


     If approved by the Fund's shareholders, the Proposed Agreement will become effective on the date of approval, or shortly thereafter, and will remain in effect for an initial two-year term. Thereafter, the Proposed Agreement will continue in effect if it is approved at least annually by a vote of the Fund's shareholders or by the Board, provided that, in either event, continuance is approved by the vote of a majority of the Independent Trustees, which vote must be cast in person at a meeting called for the purpose of voting on such approval.


     The Proposed Agreement with Vontobel is virtually identical to the current agreement with Wellington except that: (i) the fee payable to Vontobel is higher than the fee payable to Wellington and, consequently, FIMCO will earn a lower net fee from its investment advisory agreement with the Fund; and (ii) the breakpoints with Vontobel take into account assets of both First Investors funds subadvised by Vontobel, not just the Fund. The current agreement with Wellington is dated January 27, 2006. It was last submitted to the initial shareholder of the Fund for approval on April 27, 2006. Under the current agreement, Wellington receives a fee from FIMCO according to the following schedule: 0.40% of the first $50 million; 0.275% in excess of $50 million and up to $150 million; 0.225% in excess of $150 million and up to $500 million; and 0.20% over $500 million. The aggregate amount of the fee paid to Wellington by FIMCO for the fiscal year ended December 31, 2005 was $334,551. The current agreement among FIMCO, Wellington and the First Investors Life Series Funds with respect to the Fund was not renewed by the Fund's Board at its meeting on May 18, 2006.


EVALUATION BY THE BOARD

     The Board considered several factors when evaluating Vontobel and in approving the Proposed Agreement, including Vontobel's experience in managing international securities, its reputation, the past performance of similar accounts managed by Vontobel, its overall capabilities to perform the services under the Proposed Agreement and its willingness to perform those services for the Fund. A discussion of the factors relating to the Board's selection of Vontobel and approval of the Proposed Agreement and subadvisory fee to be paid by FIMCO to Vontobel follows.

     1) NATURE, EXTENT, AND QUALITY OF THE SERVICES TO BE PROVIDED BY VONTOBEL. The Board considered Vontobel's investment process as well as the background and experience of the portfolio management team in implementing an international equity strategy. The Board noted that Vontobel specializes in investing in international equities, including emerging markets. In addition, the Board considered the differences between Vontobel's investment strategies compared to those of the current subadviser to the Fund, and, in particular, the fact that Vontobel plans to increase the Fund's exposure to foreign securities and foreign markets by investing more of the Fund's assets outside of the U.S. The Board also considered FIMCO's belief that such an approach would be beneficial to shareholders who want greater exposure to foreign markets and those who want to control their own allocations among U.S. and foreign stocks. Furthermore, the Board considered the fact that Vontobel plans on investing a greater percentage of the Fund's assets in smaller companies and less developed markets. The Board also took into consideration FIMCO's belief that Vontobel's approach to investing in foreign securities may increase the potential for positive returns for Fund shareholders. In addition, the Board considered Vontobel's investment resources, infrastructure and the adequacy of its compliance program. Based on this information, the Board concluded that the nature, extent and quality of the subadvisory services to be provided by Vontobel were appropriate for the Fund in light of its investment objective, and, thus, supported a decision to approve the Proposed Agreement.

     2) PERFORMANCE OF THE FUND AND VONTOBEL. The Board evaluated Vontobel's historical investment performance record in managing assets utilizing an international equity mandate. In particular, the Board evaluated the performance of the Vontobel International Equity Composite, the Phoenix Foreign Opportunities Fund, the Penn Series International Equity Fund, and the Vontobel Global Value Equity (ex US) Fund for the one, three, five and ten-year periods ended March 31, 2006 versus a relevant benchmark. The Board noted that the performance of the Vontobel International Equity Composite, the Phoenix Foreign Opportunities Fund and the Penn Series International Equity Fund was better than the performance of the Morgan Stanley Capital
          International EAFE Index (Net) for the one, three, five and ten-year periods ended March 31, 2006. The Board noted that the performance of the Vontobel Global Value Equity (ex US) Fund was better than the performance of the Morgan Stanley Capital International EAFE Index
          (Net) for most of the time periods presented. The Trustees concluded that the historical investment performance record of Vontobel supported approval of the Proposed Agreement.

     3) COMPARISONS OF THE AMOUNTS TO BE PAID UNDER THE PROPOSED AGREEMENT WITH THOSE UNDER CONTRACTS BETWEEN VONTOBEL AND ITS OTHER CLIENTS. In evaluating the Proposed Agreement, the Board reviewed Vontobel's subadvisory fee schedule and breakpoints for the Fund. The Board also considered comparisons of the proposed subadvisory fees to be charged by Vontobel under the Proposed Agreement versus the fees charged by Vontobel to other clients with a similar investment mandate. The Board noted that, at current asset levels, Vontobel's fees for subadvising the Fund under the Proposed Agreement will be lower than the fees charged by Vontobel for managing its two other U.S. registered investment companies and five series of a Luxembourg investment fund, each of which has a similar investment mandate to the Fund. The comparative data regarding the fees Vontobel charges to other clients with a similar investment mandate assisted the Trustees in concluding that Vontobel's subadvisory fees under the Proposed Agreement appeared to be within a reasonable range for the services to be provided to the Fund.

     4) COSTS OF THE SERVICES TO BE PROVIDED AND PROFITS TO BE REALIZED BY VONTOBEL AND ITS AFFILIATES FROM THE RELATIONSHIP WITH THE FUND. Since the subadvisory relationship with Vontobel is new, the Board did not consider the costs of the services to be provided and profits to be realized by Vontobel and its affiliates from the relationship with the

          Fund. However, the Board noted that, at current asset levels Vontobel's fees for subadvising the Fund under the Proposed Agreement will be lower than the fees charged by Vontobel for managing its two other U.S. registered investment companies and five series of a Luxembourg investment fund, each of which has a similar investment mandate to the Fund.

     5) EXTENT TO WHICH ECONOMIES OF SCALE WOULD BE REALIZED AS THE FUND GROWS AND WHETHER FEE LEVELS REFLECT THESE ECONOMIES OF SCALE FOR THE BENEFIT OF FUND INVESTORS. The Board considered that the fees paid to Vontobel are paid by FIMCO and not the Fund. However, the Board noted that FIMCO negotiated "breakpoints" in Vontobel's fees based on the levels of assets in the Fund as well as the assets in the First Investors International Fund, and that FIMCO represented that it would not benefit economically from the proposed fee arrangement as compared to the arrangement with the Fund's current subadviser. Moreover, FIMCO will be paying more in subadvisory fees.

     6) BENEFITS TO BE DERIVED BY VONTOBEL FROM THE RELATIONSHIP WITH THE FUND. The Board considered the "fall-out" or ancillary benefits that may accrue to Vontobel as a result of the subadvisory relationship with the Fund, including greater exposure in the marketplace with respect to the subadviser's investment process, expanding the level of assets under management by Vontobel and potentially increased opportunities for soft dollar arrangements. With regard to these arrangements, the Board noted that Vontobel may direct the Fund's brokerage transactions to certain brokers to obtain research and other services, which may be used in servicing other clients of Vontobel. However, the Board noted that Vontobel must select brokers based on the Fund's requirements for seeking best execution. After review of this information, the Trustees concluded that the potential benefits accruing to Vontobel by virtue of its relationship with the Fund are fair and reasonable.

     The Board did not identify any single factor as being of paramount importance. In summary, based on the various considerations described above, the Trustees, including a majority of the Independent Trustees, concluded that the proposed subadvisory fee is reasonable and that the approval of the Proposed Agreement is in the best interests of the Fund and its shareholders, and as a result approved the Proposed Agreement. The Board of Trustees recommends that the Fund's shareholders approve the Proposed Agreement.

REQUIRED VOTE

     Approval of Proposal 1 requires the affirmative vote of a majority of the outstanding voting securities of the Fund as defined in the 1940 Act.


                     THE BOARD RECOMMENDS THAT SHAREHOLDERS

                              VOTE "FOR" PROPOSAL 1
                          ----------------------------

OTHER INFORMATION

     SHAREHOLDER PROPOSALS. As a general matter, the Fund does not hold regular annual or other regular meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of the Fund's shareholders should send such proposals to the Fund at 95 Wall Street, New York, New York 10005. Proposals must be received within a reasonable period of time prior to any meeting to be included in the proxy materials or otherwise to be considered at the meeting. Moreover, inclusion of such proposals is subject to limitations under the federal securities laws. Persons named as proxies for any subsequent shareholders' meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

     OTHER BUSINESS. The Fund's management knows of no other business to be presented to the Meeting other than the matters set forth in this Proxy
Statement, but should any other matter requiring a vote of the Fund's shareholders arise, the proxies will vote thereon according to their best judgment in the interests of the Fund.

                                   APPENDIX A


     The following shareholders are shown on the First Investors Life Series International Securities Fund's records as owning more than 5% of its shares:



            FIRST INVESTORS LIFE SERIES INTERNATIONAL SECURITIES FUND

------------------------------------ ------------------------------------------
                                           NUMBER AND PERCENTAGE OF SHARES
NAME AND ADDRESS                        BENEFICIALLY OWNED AS OF MAY 25, 2006
----------------                        -------------------------------------

------------------------------------ --------------------- --------------------
First Investors Life Insurance          5,383,331.804               100%
Company
95 Wall Street
New York, New York 10005
------------------------------------ --------------------- --------------------


                                   APPENDIX B

     The following is a list of the principal executive officers and directors of Vontobel. The address of each officer and director listed below is 450 Park Avenue, New York, NY 10022.

NAME                          PRINCIPAL OCCUPATION
----                          --------------------

Giuseppe Benelli              Director

Rajiv Jain                    Senior Vice President/Managing Director, Portfolio
                              Manager: International and Emerging Markets
                              Equities

Christopher Ledergerber       Vice Chairman

Joseph Francis Mastoloni      First Vice President/Chief Compliance Officer

Peter Howard Newell           Senior Vice President-Marketing/Managing Director

Alfred Nyffeler               Vice President/Chief Financial
                              Officer/Treasurer/Secretary

Herbert J. Scheidt            Chairman

Heinrich Schlegel             President & Chief Executive Officer/Managing
                              Director

Dr. Zeno Staub                Director

Thomas Peter Wittwer          Senior Vice President-Marketing/Managing Director




                                     A-B-1

                                   APPENDIX C

                          FIRST INVESTORS EQUITY FUNDS

                        FIRST INVESTORS LIFE SERIES FUNDS

                              SUBADVISORY AGREEMENT


     Agreement made as of the ___ day of ________ 2006, by and among FIRST INVESTORS MANAGEMENT COMPANY, INC., a New York corporation (the "Adviser"), VONTOBEL ASSET MANAGEMENT, INC., a New York corporation (the "Subadviser"), FIRST INVESTORS EQUITY FUNDS and FIRST INVESTORS LIFE SERIES FUNDS (collectively, the "Trusts"), each a Delaware statutory trust.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated January 27th, 2006 (the "Advisory Agreement") with each Trust, pursuant to which the Adviser acts as investment adviser of each Series of each Trust (the "Series"); and

     WHEREAS, the Adviser and each Trust desire to retain the Subadviser to provide investment advisory services to First Investors International Fund, a series of First Investors Equity Funds, and First Investors Life Series International Fund, a series of First Investors Life Series Funds, and the Subadviser is willing to render such investment advisory services (hereinafter, "Series" shall refer to each Series of each Trust which is subject to this Agreement).

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1. SUBADVISER'S DUTIES.
        -------------------

        (a) PORTFOLIO MANAGEMENT. Subject to supervision by the Adviser and each Trust's Board of Trustees, the Subadviser shall manage the investment operations and such portion of the assets of a particular Series that is allocated to it by the Adviser, in accordance with that Series' investment objectives, policies and restrictions, and subject to the following understandings:

        (i) INVESTMENT DECISIONS. The Subadviser shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by each Series, and what portion of such assets will be invested or held uninvested as cash.

        (ii) INVESTMENT LIMITS. In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with applicable limits and requirements, as amended from time to time, as set forth in (A) each Trust's Declaration of Trust, as amended and restated from time to time, By-Laws, and the Prospectus and Statement of Additional Information applicable to a Series, (B) instructions and directions of the Adviser and of the Board of Trustees of the Trusts, and (C) requirements of the 1940 Act, the Internal
Revenue Code of 1986, as amended, as applicable to each Series, and all other applicable federal and state laws and regulations.

        (iii) PORTFOLIO TRANSACTIONS. With respect to the securities and other investments to be purchased or sold for each Series, the Subadviser shall place orders with or through such persons, brokers, dealers or futures commission merchants selected by the Subadviser, provided, however, that such orders shall
(A) be consistent with the brokerage policy set forth in the Prospectus and Statement of Additional Information applicable to each Series, or approved by the Trusts' Board of Trustees, (B) conform with federal securities laws, and (C) be consistent with securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the research, investment information and other services provided by, and the financial responsibility of, brokers, dealers or futures commission merchants who may effect, or be a party to, any such transaction or other transactions to which the Subadviser's other clients may be a party.

      On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of a Series as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trusts and to such other clients.

      (iv) RECORDS AND REPORTS. The Subadviser shall maintain such books and records required by Rule 31a-1 under the 1940 Act as shall be agreed upon from time to time by the parties hereto, and shall render to the Trusts' Board of Trustees such periodic and special reports as the Board of Trustees of the Trusts may reasonably request.

      (v) TRANSACTION REPORTS. The Subadviser shall provide the custodian of each Series on each business day with information relating to all transactions concerning a Series' assets and shall provide the Adviser with such information upon the Adviser's request.

      (vi) TRUST POLICIES. The Subadviser will comply with all policies and procedures of the Trusts, including the portfolio holdings information policy.

      (vii) SIGNIFICANT EVENTS. The Subadviser will monitor the securities owned by the Series for potential significant events that could affect their values and notify the Trusts when, in its opinion, a significant event has occurred that may not be reflected in the market values of such securities.

      (b) SUBADVISER'S DIRECTORS, OFFICERS AND EMPLOYEES. Services to be furnished by the Subadviser under this Agreement may be furnished through any of its directors, officers or employees. The Subadviser shall notify the other parties to this Agreement of any change in the Subadviser's management or ownership within a reasonable time after such change.

      (c) MAINTENANCE OF RECORDS. The Subadviser shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder which are needed by the Adviser to maintain the books and records of each Series required by Rule 31a-1 under the 1940 Act. The Subadviser agrees that all records that it maintains for each Series are the property of the Trusts and the Subadviser will surrender promptly to the Trusts any of such records upon the Trusts' request; provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

      (d) FIDELITY BOND, ERRORS & OMISSIONS POLICY, AND COMPLIANCE PROGRAM. The Subadviser will provide the Trusts with reasonable evidence that, with respect to its activities on behalf of each Series, the Subadviser is (i) maintaining adequate fidelity bond and errors & omissions insurance, (ii) has adopted a compliance program that meets the requirements of the federal securities laws, including all required codes of ethics, and (iii) has designated a Chief Compliance Officer in accordance with the requirements of the federal securities laws. The Subadviser shall also make such compliance reports and certifications as are required by the Trusts' compliance program.

      2. ADVISER'S DUTIES. The Adviser shall continue to have responsibility for all other services to be provided to the Trusts and each Series pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement.

      3. DOCUMENTS PROVIDED TO THE SUBADVISER. The Adviser has or will deliver to the Subadviser current copies and supplements thereto of each of the following documents, and will deliver to it all future amendments and supplements, if any:

          (a) the Declaration of Trust of each Trust, as filed with the Delaware Secretary of State;

          (b)  the By-Laws of each Trust;

          (c) certified resolutions of the Board of Trustees of each Trust authorizing the appointment of the Adviser and the Subadviser and approving the form of this Agreement;

          (d) each Trust's Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended ("1933 Act"), pertaining to the Series, as filed with the Securities and Exchange Commission; and

          (e) the Prospectus and Statement of Additional Information pertaining to each Series.

     4. COMPENSATION OF THE SUBADVISER. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay to the Subadviser, effective from the date of this Agreement, a fee which is computed daily and paid monthly from each Series' assets at the annual rates set forth in the attached Schedule A. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such month bears to the full month in which such effectiveness or termination occurs.

     5. LIABILITY OF THE SUBADVISER. The Subadviser agrees to perform faithfully the services required to be rendered to the Trusts and each Series under this Agreement, but nothing herein contained shall make the Subadviser or any of its officers, partners or employees liable for any loss sustained by the Trusts or its officers, Trustees or shareholders or any other person on account of the services which the Subadviser may render or fail to render under this Agreement; provided however, that nothing herein shall protect the Subadviser against liability to the Trusts, or to any of the Series' shareholders, to which the Subadviser would otherwise be subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. Nothing in this Agreement shall protect the Subadviser from any liabilities that it may have under the 1933 Act or the 1940 Act.

     6. DURATION AND TERMINATION. Unless sooner terminated as provided herein, this Agreement shall continue in effect for a period of more than two years from the date written above only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees of each Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of a Series, or by the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other parties. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Advisory Agreement. Termination of this Agreement with respect to a given Trust shall not affect the continued validity of this Agreement or the performance thereunder with respect to the other Trust.

     7. SUBADVISER'S SERVICES ARE NOT EXCLUSIVE. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's partners, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, or limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     8.  REFERENCES TO THE SUBADVISER.  During the term of this  Agreement,  the
Adviser agrees to furnish to the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to sales personnel, shareholders of each Series or the public, which refer to the Subadviser or its clients in any way.


     9. EXCLUSIVITY. The Subadviser agrees not to manage the assets of any non-affiliated third party investment company that has investment objectives and policies substantially similar to the investment objectives and policies employed by either Series, except as agreed upon in writing between the Adviser and the Subadviser, which agreement will not be unreasonably withheld by the Adviser.


     10. AMENDMENTS. This Agreement may be amended by mutual consent, subject to approval by the Trusts' Board of Trustees and each Series' shareholders to the extent required by the 1940 Act.


     11. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.


     12. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.

     13. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.


     14. THE 1940 ACT. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


     15. HEADINGS. The headings in this Agreement are intended solely as a convenience, and are not intended to modify any other provision herein.


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                    FIRST INVESTORS MANAGEMENT
Attest:                             COMPANY, INC.

-------------------------           By:  --------------------------------------


                                    FIRST INVESTORS EQUITY FUNDS, on
                                    behalf of First Investors International Fund
Attest:
-------------------------           By: ---------------------------------------


                                    FIRST INVESTORS LIFE SERIES FUNDS, on behalf
                                    of First Investors Life Series
                                    International Fund
Attest:
-------------------------           By: ---------------------------------------

                                    VONTOBEL ASSET MANAGEMENT, INC.


Attest:
_________________________           By:  _______________________________

                                   SCHEDULE A


     The fee paid to the Subadviser under this Agreement for managing that portion of the assets of First Investors International Fund allocated to it by the Adviser shall be computed in the following manner.


     1. The daily net assets of First Investors International Fund shall be aggregated with the net assets (if any) of First Investors Life Series International Fund that are being managed by Vontobel;


     2. An aggregate fee shall then be computed on the sum as if the two Series were combined using the following schedule:
          a.   0.50% of the first $100 million;
          b.   0.35% of the next $100 million; and
          c.   0.30% of the next $800 million; and
          d.   0.25% on the balance over $1 billion.


     3. The fee payable under this Agreement with respect to First Investors International Fund shall then be computed by multiplying the aggregate fee by the ratio of the net assets of First Investors International
          Fund to the sum of the net assets of both Series that are being managed by Vontobel.


     The fee paid to the Subadviser under this Agreement for managing that portion of the assets of First Investors Life Series International Fund allocated to it by the Adviser shall be computed in the following manner.


     1. The daily net assets of First Investors Life Series International Fund shall be aggregated with the net assets (if any) of First Investors International Fund that are being managed by Vontobel;


     2. An aggregate fee shall then be computed on the sum as if the two Series were combined using the following schedule:
          a.   0.50% of the first $100 million;
          b.   0.35% of the next $100 million; and
          c.   0.30% of the next $800 million; and
          d.   0.25% on the balance over $1 billion.


     3. The fee payable under this Agreement with respect to First Investors Life Series International Fund shall then be computed by multiplying the aggregate fee by the ratio of the net assets of First Investors Life Series International Fund to the sum of the net assets of both Series that are being managed by Vontobel.

                        FIRST INVESTORS LIFE SERIES FUNDS
                          INTERNATIONAL SECURITIES FUND
               PROXY CARD FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  June 26, 2006

  YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE SIGN, DATE,
            AND RETURN THE PORTION BELOW IN THE ENCLOSED ENVELOPE TO:

                                Proxy Department
                      Administrative Data Management Corp.
                                 Raritan Plaza 1
                            Edison, New Jersey 08837

 YOUR PROMPT RESPONSE WILL SAVE YOUR FUND THE EXPENSE OF FURTHER SOLICITATIONS.

Please sign exactly as name appears hereon. If a contract or policy is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If the contract owner or policy holder is a corporation or partnership, an authorized person must sign in full the corporate or partnership name.

--------------------------------------------------------------------------------
                        FIRST INVESTORS LIFE SERIES FUNDS
                          INTERNATIONAL SECURITIES FUND
               PROXY CARD FOR THE SPECIAL MEETING OF SHAREHOLDERS

     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD of Trustees of the First Investors Life Series International Securities Fund ("Fund"), a series of First Investors Life Series Funds. The undersigned owner of a variable annuity contract or variable life policy issued by First Investors Life Insurance Company ("FIL") hereby instructs FIL to vote on behalf of the undersigned, shares of the First Investors Life Series International Securities Fund corresponding to the undersigned's unit interests ("Units") at the Special Meeting of Shareholders to be held on June 26, 2006, at 10:00 a.m. Eastern Time at 95 Wall Street, New York, New York 10005, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. If you sign the proxy without marking any box, your proxy shall be deemed to grant authority to vote "FOR" the proposal specified below. This proxy also grants discretionary power to vote upon such other business as may properly come before the Meeting.


1. To approve a subadvisory agreement among First Investors Life Series Funds, First Investors Management Company, Inc. ("FIMCO"), and Vontobel Asset Management, Inc.

         FOR / /         AGAINST / /          ABSTAIN / /




                  ---------------------------------------------       ----------
                  Signature (owner, trustee, custodian, etc.)         Date


                  --------------------------------------------        ----------
                  Additional Signature if held jointly                Date